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                                                                    EXHIBIT 24.2


                               RESOLUTION OF THE
                             BOARD OF DIRECTORS OF
                                PG&E CORPORATION

                                 July 16, 1997

     WHEREAS, on January 23, 1997, and February 19, 1997, this Board of Directors approved the acquisition of the natural gas related services business of Valero Energy Corporation ("Valero Energy");

     WHEREAS, it is contemplated that, after the closing of such acquisition, the natural gas pipeline operations and related marketing activities of Valero Energy will be conducted by an indirect subsidiary of this corporation to be named "PG&E Gas Transmission, Texas Corporation"("P&E Texas";

     WHEREAS, it is contemplated that PG&E Texas will offer eligible employees of PG&E Texas and its participating affiliates participation in a tax-qualified savings fund plan to be named the "PG&E Gas Transmission, Texas Corporation Savings Plan" (the "Plan");

     WHEREAS, it is desirable that this Plan offer participants an opportunity to select a fund invested in common stock of this corporation on a continuing basis; and

     WHEREAS, in order to effectuate the purposes of the Plan, it is desirable that 1,000,000 shares of the common stock of this corporation be authorized for issuance under the Plan;

     NOW, THEREFORE, BE IT RESOLVED that 1,000,000 shares of the common stock, no par value, of this corporation are authorized for issuance under the Plan; and

     BE IT FURTHER RESOLVED that the officers and counsel of this corporation are hereby authorized, jointly and severally, to take such action and execute such agreements and documents on behalf of this corporation as may in their judgment be necessary, convenient, or appropriate to carry out this resolution, including the preparation, execution, and filing of a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission, and any amendments or supplements thereto to effect the registration under said Act of the 1,000,000 shares of common stock of this cooperation issuable under the Plan; and

     BE IT FURTHER RESOLVED that LESLIE H. EVERETT, LINDA Y.H. CHENG, ERIC MONTIZAMBERT, KATHLEEN RUEGER, GARY P. ENCINAS, CRAIG M. BUCHSBAUM, and KATHLEEN
M. HAYES are hereby authorized, jointly and severally, to sign on behalf of this corporation said

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registration statement and all amendments and supplements thereto to be filed with the Securities and Exchange Commission covering said 1,000,000 shares of common stock, and to do any and all acts necessary to satisfy the requirements of the Securities Act of 1933 and the regulations of the Securities and Exchange Commission adopted pursuant thereto with regard to the filing of said registration statement and all amendments or supplements thereto; and

     BE IT FURTHER RESOLVED that the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, the Corporate Secretary, the Assistant Treasurer, or any Assistant Corporate Secretary (the "Delegated Officers") are hereby authorized on behalf of this corporation to sign applications to be made to the New York Stock Exchange, the Pacific Stock Exchange, and any other stock exchange as may be deemed appropriate by any of the Delegated Officers for listing thereon of said 1,000,000 additional shares of common stock of this corporation, and the Delegated Officers are further authorized to make such changes therein, or in any documents or agreements relative thereto, as may be necessary to conform with requirements for listing, and to appear, if necessary, before the officials of said Exchanges; and

      BE IT FURTHER RESOLVED that the certificates representing said 1,000,000 shares of common stock may be authenticated by facsimile signature of the Chairman of the Board and of the Secretary of this corporation; and

     BE IT FURTHER RESOLVED that DAVID M. KELLY, Transfer Agent, is hereby authorized and requested to countersign, by facsimile signature, and deliver in accordance with directions of the Corporate Secretary of this corporation fullpaid certificates representing whole shares only for all or any part of said 1,000,000 shares of the common stock of this corporation when such certificates are duly executed and authenticated in the manner provided for in this resolution and also to countersign, by facsimile signature, and deliver additional fullpaid certificates representing all or any part of such stock, upon receiving and canceling therefor fullpaid certificates representing a like number of shares of the same class of stock duly assigned and transferred by the registered owner or owners thereof, their successors, or assigns; and

     BE IT FURTHER RESOLVED that the BNY WESTERN TRUST COMPANY, Registrar of Transfers, is hereby authorized and requested to register and countersign, by manual signature, fullpaid certificates, representing whole shares only, for all or any part of said 1,000,000 shares of the common stock of this corporation, when such certificates, executed and authenticated in the manner provided for in this resolution and countersigned by the facsimile signature of its Transfer Agent, are presented for registration; and also to register and countersign additional new fullpaid certificates representing all or any part of such stock

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when executed, authenticated, and countersigned as above described and accompanied by canceled old certificates representing a like number of shares, in lieu of which such new certificates are to be issued; and

     BE IT FURTHER RESOLVED that the officers, counsel, and employees of this corporation, including said DAVID M. KELLY as Transfer Agent, and BNY WESTERN TRUST COMPANY, as Registrar of Transfers, are hereby authorized and directed to do any and all things necessary in order to issue and deliver said shares and the certificates representing said shares.

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